Exhibit 99.1

Post’s Acquisitions Increase Commitment to Active Nutrition and Private Label

St. Louis, Missouri - December 9, 2013 - Post Holdings, Inc. (NYSE:POST) today announced it has agreed to acquire Golden Boy Foods Ltd. (“Golden Boy”) and Dymatize Enterprises, LLC (“Dymatize”) in two unrelated transactions. These transactions further Post’s efforts to expand into the private label and active nutrition categories.
“Active Nutrition and private label are exciting categories with organic growth and consolidation opportunities. I am pleased that Post is continuing its expansion into these segments. We are fortunate to have identified two attractive businesses managed by talented teams,” said William P. Stiritz, Post’s Chairman and Chief Executive Officer.
Acquisition of Golden Boy Foods
Post has agreed to acquire privately owned Golden Boy from affiliates of Tricor Pacific Capital, Inc. and other shareholders. Golden Boy is a North American manufacturer of private label peanut and other nut butters, as well as dried fruit, baking and snacking nuts. Golden Boy is a key supplier to the U.S. and Canadian retail and foodservice channels and participates in the rapidly growing organic packaged foods category. The nut butter category is expected to remain strong with the U.S. nut butter retail category projected to grow at a compound annual growth rate of 13% between 2014 and 2017 (according to Mintel), and Post management believes Golden Boy is well positioned to participate in this category growth. Based near Vancouver, Golden Boy has a flexible production and distribution network which includes three plants in Canada and two in the U.S.
Post has agreed to pay CAD $320 million for Golden Boy on a cash-free, debt-free basis, subject to a working capital adjustment. For the nine months ended September 30, 2013, Golden Boy had net sales of CAD $164 million and Adjusted EBITDA of CAD $23 million. A reconciliation of Adjusted EBITDA to the nearest non-GAAP measure is provided later in this press release. In prior years, Golden Boy’s net sales and Adjusted EBITDA in the fourth calendar quarter have been higher when compared to the average of the prior three quarters, and Post management expects this trend to continue for the fourth calendar quarter of this year. Post management expects that during calendar 2014, which extends beyond Post’s fiscal 2014, Golden Boy will generate Adjusted EBITDA of CAD $34-36 million, before extraordinary, unusual or non-recurring items.
Post expects to combine the Golden Boy business with Dakota Growers Pasta Company, a pending acquisition expected to close in January 2014. The combined Golden Boy and Dakota Growers business will be managed by Richard Harris, current CEO of Golden Boy. The acquisitions establish Post’s private label platform, creating a business with annual net sales in excess of $500 million for the twelve months ended September 30, 2013. The Golden Boy acquisition is anticipated to close on or around February 1, 2014, subject to customary closing conditions, including the receipt of approvals or the expiration of waiting periods under the Hart-Scott-Rodino Act and Canadian antitrust approval.
Golden Boy was represented by Lazard Middle Market LLC.
Acquisition of Dymatize Enterprises
Post has also entered into an agreement to acquire privately owned Dymatize from affiliates of TA Associates and other owners. Dymatize manufactures and markets premium protein powders, bars and nutritional supplements under the Dymatize and Supreme Protein brands. Dymatize’s products participate in the rapidly growing sports nutrition supplement and nutrition bar categories. The global active nutrition category is expected to remain strong with the category projected to grow at a compound annual growth rate of 7% between 2014 and 2017 (according to Euromonitor). The Dymatize brand has been growing substantially in excess of the market and Post management expects the Dymatize brand to continue to outpace category growth. Dymatize’s vertical integration and science-based model allows product customization for different end market consumers.
Post management believes the Dymatize acquisition complements its active nutrition focus by expanding its channel diversification. Post acquired Premier Nutrition Corporation in September 2013. Premier’s distribution is primarily club and food/drug/mass, whereas Dymatize is primarily specialty and food/drug/mass. Dymatize will continue to be led by current President and CEO, Greg Venner.

Post has agreed to pay $380 million for Dymatize on a cash-free, debt-free basis and subject to a working capital adjustment, with additional consideration up to $17.5 million contingent upon Dymatize achieving certain profit targets in calendar year 2014. For the nine months ended September 30, 2013, Dymatize had net sales of $146 million and Adjusted EBITDA of $23 million. A reconciliation of Adjusted EBITDA to the nearest non-GAAP measure is provided later in this press release. Post management expects that during calendar 2014, which extends beyond Post’s fiscal 2014, Dymatize will generate Adjusted EBITDA of $35-38 million, before extraordinary, unusual or non-recurring items.
The purchase of Dymatize is structured to allow Post to benefit from amortization of tax basis resulting in a net present value benefit expected to be approximately $40 -$45 million. The Dymatize transaction is expected to close on or around February 1, 2014, subject to customary closing conditions, including the expiration of waiting periods under the Hart-Scott-Rodino Act.
Dymatize was represented by BofA Merrill Lynch.
Financing Update
Post’s cash on hand and borrowing capacity under its debt covenants are sufficient to fund the acquisitions of Golden Boy and Dymatize, as well as the previously announced acquisition of Dakota Growers. Post management expects to maintain over the long-term a leverage level that will enable the Company to continue to pursue additional acquisition opportunities. Accordingly, the Company intends to raise additional equity or equity linked capital as market conditions warrant.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of the completion of the Golden Boy and Dymatize acquisitions, expected tax benefits of the Dymatize acquisition, management’s plans to combine and manage the acquired companies, the expected Adjusted EBITDA and other financial results of the acquired companies, and statements regarding the Company’s capital or financing plans. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include risks related to, among other things, the potential impact on the business due to uncertainty about the acquisitions; volatility in the credit or capital markets and future market conditions; obtaining regulatory approval of or non-objection to the acquisitions; the retention of Dymatize and Golden Boy management and employees and the ability of Post to successfully integrate operations; the possibility that various closing conditions for the transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; the effects of disruption from the transactions making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities for the respective parties; other business transaction costs; actual or contingent liabilities of the acquired businesses; the inability to predict the future success or market acceptance of the acquired businesses; and other risks described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
Prospective Financial Information
The prospective financial information provided in this press release regarding the future performance of Golden Boy and Dymatize represents Post management’s estimates as of the date of this press release only. This information, which consists entirely of forward-looking statements, has been prepared by Post management and is qualified by, and subject to, the assumptions, risks and uncertainties discussed in this press release that may cause actual results to differ materially. The information in this press release that is presented as a range of results is not intended to represent that actual results could not fall outside of the suggested ranges.
The prospective financial information provided in this press release is based upon a number of assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control or relate to future business decisions, some of which may change.

Use of Non-GAAP Measures
Post has presented Adjusted EBITDA in this press release. Adjusted EBITDA is a non-GAAP measure which represents net earnings excluding income taxes, net interest expense, net other nonoperating income/expense, depreciation and amortization. The Company believes that Adjusted EBITDA is useful to an investor in evaluating operating performance and liquidity because (i) it is widely used to measure a company's operating performance without regard to items which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of a company's capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company's ability to service its debt. The Company is required to comply with certain covenants and limitations that are based on variations of Adjusted EBITDA in the Company's financing documents.
With respect to the prospective financial information, Post has not provided a quantitative reconciliation between Adjusted EBITDA presented above to the most comparable financial measure or measures calculated and presented in accordance with GAAP because it is not reasonably practicable to produce such reconciliation for this prospective financial information.
The financial information presented above for Golden Boy was prepared by its management in accordance with Canadian generally accepted accounting principles, and therefore may not be entirely comparable to our financial information.
About Post Holdings, Inc.
Post Holdings, Inc. is the parent company of Post Foods, LLC, Attune Foods, LLC and Premier Nutrition Corporation. Post has enriched the lives of consumers, offering quality foods since 1895. Post's products are generally sold to supermarket chains, wholesalers, supercenters, club stores, mass merchandisers, distributors, convenience stores and the foodservice channel in North America. Post's portfolio of brands includes diverse offerings to meet the taste and nutritional needs of all families, including such favorites as Honey Bunches of Oats®, Pebbles™, Great Grains®, Post Shredded Wheat®, Post® Raisin Bran, Grape-Nuts®, and Honeycomb®. With recent acquisitions, Post's portfolio of brands now also includes Attune®, Uncle Sam®, Erewhon®, Golden Temple™, Peace Cereal®, Sweet Home Farm®, Willamette Valley Granola Company™, Premier Protein® and Joint Juice®. Post is dedicated to health and wellness, offering consumers a variety of choices to meet their nutritional needs. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626

RECONCILIATION OF EARNINGS BEFORE INCOME TAXES TO ADJUSTED EBITDA
FOR GOLDEN BOY FOODS
(in CAD millions)

Nine Months Ended September 30, 2013
Earnings before income taxes	$15.2
Interest expense, net	2.4
Depreciation and amortization	5.0
Incentive compensation	0.6
Other, net	(0.5)
Adjusted EBITDA	$22.7

RECONCILIATION OF EARNINGS BEFORE INCOME TAXES TO ADJUSTED EBITDA
FOR DYMATIZE ENTERPRISES, LLC
(in millions)

Nine Months Ended September 30, 2013
Earnings before income taxes	$7.6
Interest expense, net	6.3
Depreciation and amortization	7.7
One-time legal expenses	0.7
Executive recruitment costs	0.4
Board of directors costs	0.2
Non-recurring cash compensation	(0.2)
Adjusted EBITDA	$22.7